 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

____________________

Date of report (Date of earliest event reported): June 3, 2019

Amyris, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AMRS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2019, Amyris, Inc. (the “Company”) announced that the Board of Directors of the Company had appointed Jonathan Wolter to serve as the Company’s Interim Chief Financial Officer, reporting to the Company’s Chief Executive Officer, effective June 3, 2019, and that Kathleen Valiasek had been reassigned from her role as the Company’s Chief Financial Officer to a new role as Chief Business Officer of the Company, effective June 3, 2019.

Mr. Wolter is a partner at FLG Partners, LLC (“FLG Partners”), a leading Silicon Valley chief financial officer services and board advisory consultancy firm. Mr. Wolter, age 68, has over 40 years of financial and operational experience and has been a partner at FLG Partners since August 2004, during which time he has served as chief financial officer and advisor for multiple public and private companies. Prior to joining FLG Partners, Mr. Wolter served as Chief Financial Officer of KPMG Consulting, Latin America, and International Controller with KPMG Consulting, and has held senior financial management positions with several publicly-traded companies.

Mr. Wolter commenced service as the Company’s Interim Chief Financial Officer on June 3, 2019 pursuant to a consulting agreement between the Company and FLG Partners (the “FLG Consulting Agreement”). Pursuant to the FLG Consulting Agreement, the Company will pay FLG Partners $450 per hour for its expected short-term engagement of Mr. Wolter's services as Interim Chief Financial Officer of the Company. The FLG Consulting Agreement also requires the Company to indemnify Mr. Wolter and FLG Partners in connection with Mr. Wolter’s performance of services for the Company. The FLG Consulting Agreement has an indefinite term and is terminable by either party upon 30 days’ advance written notice.

The Company intends to enter into an indemnification agreement with Mr. Wolter in the form that it has entered into with its other executive officers and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135). The indemnification agreement and the Company’s restated certificate of incorporation, as amended, and restated bylaws require the Company to indemnify its executive officers to the fullest extent permitted by Delaware law.

Other than the indemnification described herein, Mr. Wolter has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor are any such transactions currently proposed.

There are no family relationships between Mr. Wolter and any of the Company’s directors or executive officers.

Item 7.01	Regulation FD Disclosure.

On June 4, 2019, the Company issued a press release regarding the matters discussed herein, a copy of which is attached hereto as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

The following exhibit is furnished herewith:

Exhibit Number	Description
99.1	Press release issued June 4, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 4, 2019	By:	/s/ Nicole Kelsey
Nicole Kelsey
General Counsel and Secretary